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                        CONVERTIBLE PREFERRED STOCK
                            PURCHASE AGREEMENT


     This Convertible Preferred Stock Purchase Agreement (the "Agreement") is made and entered into on this the 16th day of December, 1994, by and among TXEN, INC., an Alabama corporation (the "Company"), NICHOLS RESEARCH CORPORATION, a Delaware corporation ("NRC"), all of the current shareholders of the Company, namely, Thomas L. Patterson, Paul D. Reaves and Chris H. Horgen (collectively, the "Shareholders," with Thomas L. Patterson and Paul D. Reaves collectively referred to as the "Management Shareholders").

                            W I T N E S S E T H

     In consideration of the mutual covenants, conditions and limitations set forth herein, the parties agree as follows:

     1.   AUTHORIZATION, ISSUANCE AND SALE.

          1.1 AUTHORIZATION. Simultaneously upon or immediately after the execution of this Agreement, the Company shall adopt and file with the Probate Court of Jefferson County, Alabama, the Articles of Amendment in form identical to Exhibit A attached hereto so as to authorize one (1) share of $0.002 par value Preferred Stock, 5,000,000 shares of $0.002 par value Class A Common Stock and 1,250,000 shares of $0.002 par value Class B Common Stock.

          1.2 EXCHANGE. Simultaneously upon or immediately after the execution of this Agreement and the filing of the Articles of Amendment referred to in Section 1.1. above, the Company shall effect a five for one stock split and each Shareholder shall exchange one share of $0.01 par value common stock for five shares of $0.002 par value Class A Common Stock.

          1.3 ISSUANCE AND SALE OF PREFERRED STOCK. On the basis of the representations, warranties and covenants contained herein, NRC agrees to purchase and the Company agrees to sell to NRC one (1) share of Preferred Stock in consideration of One Million Five Hundred Thousand Dollars ($1,500,000) payable in immediately available funds at Closing. Upon the consummation of the Closing, the capital stock of the Company shall be as follows:

               (1) The sole share of authorized Preferred Stock shall be held and owned by NRC;

               (2) The Shareholders shall, collectively, own 5,000,000 shares of the Class A Common Stock; and

               (3) All shares of Class B Common Stock shall be reserved for issuance upon conversion of the Preferred Stock as provided herein and in the Articles of Amendment attached as Exhibit A.

     2.   CLOSING.

          2.1 CLOSING DATE AND LOCATION. The Closing of NRC's purchase of the Preferred Stock shall take place at the offices of the Company in Birmingham, Alabama on or before December 31, 1994, subject to the occurrence of the conditions to each party's obligation to close and
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consummate such purchase and sale (or the waiver of any  such conditions by the applicable party).

          2.2 Delivery. At the Closing, the Company will deliver to NRC a certificate for the Preferred Stock, registered in NRC's name, against payment by NRC of the $1,500,000 purchase price in immediately available funds. At the Closing, the Company, NRC and the Shareholders shall execute and deliver the Employment Agreements, the Stock Purchase Option Agreement and each and every other agreement and instrument required by the terms of this Agreement to be executed at or prior to Closing.

      3.    Representations and Warranties of the Parties.

            3.1 Representations and Warranties of the Company and the Management Shareholders. Except for any exceptions described on Exhibit B to this Agreement (the "Disclosure Schedule") the Company and the Management Shareholders hereby jointly and severally represent and warrant to NRC as follows:

            3.1.1 Business; Organization; Authorizations; and Qualifications. The Company is engaged in the business of managed care administration and providing information systems and services to managed care administrators (the "Business"). The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, has all requisite corporate power and authority to carry on the Business as presently conducted and has all necessary power and authority to carry out the transactions contemplated under this Agreement and the other agreements. A copy of the Company's Articles of Incorporation and By-Laws have been previously furnished to NRC. The Company's Shareholders and Board of Directors have adopted resolutions approving the execution, delivery and consummation of this Agreement and the other agreements referenced herein. A certified copy of the resolutions of the Board of Directors and Shareholders of the Company have been previously delivered to NRC. The Company is qualified to transact its Business and is in good standing in the State of Alabama and in each and every other jurisdiction of the United States in which the nature and/or character of the Company's Business require such qualifications. A list of the states where the Company is qualified to do business is contained on Section 3.1.1 of the Disclosure Schedule.

            3.1.2 Capital Stock. The authorized capital of the Company now consists of 2,000,000 shares of Common Capital Stock with the par value of $0.01 per share and the number of shares of Common Capital Stock outstanding at the time of the execution of this Agreement was 1,000,000, all of which are owned by the Shareholders as set forth on Section 3.1.2 of the Disclosure Schedule to this Agreement. All outstanding shares of Common Stock as of the date of this Agreement have been duly authorized, validly issued and are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws. Except for the one (1) share of Preferred Stock which will be issued pursuant to this Agreement and which will be convertible into shares of Class B Common Stock, there are no outstanding options, warrants, conversion rights, rights of first refusal, preemptive rights or other rights or agreements for the purchase or acquisition from the Company of any capital stock or equity securities of the Company or any rights thereto.

            3.1.3 No Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest or equity in any other corporation, partnership, limited liability company, association or other entity.
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            3.1.4 Valid and Binding.  All corporate action on the part of the
Company, its officers, directors and shareholders, necessary for the authorization, execution, delivery of this Agreement and the other agreements referenced herein and performance of all obligations of the Company and the Shareholders has been taken prior to the execution of this Agreement. This Agreement is and, upon execution and delivery of the other agreements contemplated hereby, will be valid and binding obligations of the Company and the Shareholders and enforceable against the Company and the Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights.

            3.1.5 Authorization of New Classes of Stock. The Class A Common Stock, Class B Common Stock and Preferred Stock have been duly authorized and reserved, and upon the filing of the Articles of Amendment and upon the issuance of the Preferred Stock and the Class A Common Stock in accordance with the terms of this Agreement and the Articles of Amendment will be validly issued and outstanding, fully paid and non-assessable. The Class B Common Stock reserved for issuance upon conversion has been duly authorized and reserved, and upon issuance upon conversion in accordance with the terms of this Agreement and the Articles of Amendment, will be validly issued and outstanding, fully paid and non-assessable.

            3.1.6 Consents. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement and the other agreements hereunder, or the offer, sale or issuance of the Preferred Stock hereunder, except such as has already been obtained or is not required to be obtained prior to Closing.

            3.1.7 Litigation. Except as disclosed in Section 3.1.7 of the Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the best of the knowledge of the Company and the Management Shareholders, threatened against the Company or the Shareholders in relation to the Company in any respect whatsoever or in relation to their activities with respect to the Company, and, to the best knowledge of the Company and the Management Shareholders, no basis therefor exists. To the best of the Company's and the Management Shareholders' knowledge, there are no investigations, claims or other matters pending or threatened which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company, financially or otherwise, and the Company is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which names the Company as a party.

            3.1.8 Intellectual Property. The Proprietary Rights described on the Proprietary Rights List on Section 3.1.8 of the Disclosure Schedule includes all of the intellectual property used in or related to the Business or necessary for the operation of the Business except to the extent identified in
Section 3.1.9 of the Disclosure Schedule. Except as set forth on Section 3.1.8 of the Disclosure Schedule, which includes a listing of contracts or licenses pursuant to which the Company uses the intellectual property of third parties, with respect to the Proprietary Rights, (a) the Company is the sole and exclusive owner of and has the sole and exclusive right to use the Proprietary Rights; (b) no action, suit, arbitration, or other proceeding or investigation is pending or, to the best knowledge of the Company, threatened which involves any Proprietary Rights, (c) to the best knowledge of the Company, none of the Proprietary Rights infringes upon, conflicts with, or otherwise violates the
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rights of others or is being infringed upon by others, (d) none of the
Proprietary Rights is subject to any outstanding order, decree, judgment, stipulation, or charge, (e) there are no royalty, commission, or similar arrangements and no licenses, sublicenses, or agreements relating to any of the Proprietary Rights, (f) the Company has not received any notice of interference or infringement of or by the Proprietary Rights, (g) the Company has not agreed to indemnify any person or entity for or against any infringement of or by the Proprietary Rights, and (h) to the best knowledge of the Company and Management Shareholders, no other party is operating a business or otherwise acting in violation or infringement of Company's Proprietary Rights. Except as set forth on Section 3.1.8 of the Disclosure Schedule, the Company has good and marketable title to the Proprietary Rights listed on the Proprietary Rights List, free and clear of all security interests, liens, pledges, encumbrances and restrictions. Except as set forth on Section 3.1.8 of the Disclosure Schedule, the transfer of the Preferred Stock to NRC pursuant to this Agreement, this conversion of the Preferred Stock to Class B Common Stock, and the transfer of the Class A Common Stock to NRC pursuant to the Stock Purchase Option Agreement do not require the consent or approval of any third party.
The Company is not subject to any judgment, order, writ, injunction, or decree of any court, arbitrator, or governmental agency or instrumentality, domestic or foreign, and is not party to any agreement, which restricts or impairs the use of any Proprietary Rights.

            3.1.9 Software and Information Systems. The software described on the Software List on Section 3.1.9 of the Disclosure Schedule includes all material information systems, programs, data bases, and software, other than non-exclusive commercial software, used in or related to the Business or necessary for the operation of the Business. The Software List lists all such software and identifies (a) software which is owned by the Company,
(b) software which is licensed to the Company, and (c) any other software in which the Company has any use, possessory, or proprietary rights and which is used in or related to the Business. Except as set forth on Section 3.1.9 of the Disclosure Schedule, the Company has the sole and exclusive right, title, and interest in and to all software listed on the Software List, other than software used in or related to the Business pursuant to a commercially available non-exclusive license agreement. Except as set forth on
Section 3.1.9 of the Disclosure Schedule, the Company has good and marketable title to the software listed on the Software List, free and clear of all security interests, licenses, royalties, liens, pledges, encumbrances and restrictions. Except as set forth on Section 3.1.9 of the Disclosure Schedule, all of the software which is owned by the Company, including all related source codes and documentation, is owned solely by the Company and has not been disclosed to any unaffiliated entity or person. Except as set forth on
Section 3.1.9 of the Disclosure Schedule, there are, to the best knowledge of the Company, no violations of trade secret rights or copyrights with respect to the software. All of Company's pending software systems development projects are described in Section 3.1.21 of the Disclosure Schedule.

            3.1.10 Employment/Employee Matters. The Company and the Management Shareholders are not aware that any of the Company's employees is in violation of or in conflict with any of the terms, conditions or provisions of, or has committed a breach of or a default under, any contract, covenant or instrument under which such employees are now obligated. Except for the Employment Agreements to be executed by the Management Shareholders as a condition to NRC's obligation to close and consummate this Agreement, no employee of the Company is a party to any written or oral employment agreement and all employees of the Company, including the Shareholders (prior to their execution of the Employment Agreements contemplated below) are employees at will.
Section 3.1.10 of the Disclosure Schedule provides that the Company has
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delivered to NRC a list containing each employee of the Company and his or her title and job description. A compensations schedule for each employee has been previously delivered to NRC. Except for the Company's group health and major medical plans and 401(k) retirement plan, the Company does not maintain any pension plans, welfare benefit plans or other plans covered by the Employee Retirement Income Security Act (ERISA). No employee of the Company is subject to any non-competition agreement, confidentiality agreement or similar agreement with any other third person or employer which would prevent or restrict the employee's services for and on behalf of the Company. No employee of the Company is a member of a labor union and, to the best knowledge of the Company and the Management Shareholders, there are no labor disputes, complaints or union activities.

            3.1.11 No Violations. The Company is not in violation or default of any provisions of its original Articles of Incorporation, the first amendment thereto or its By-Laws, as amended, and in effect on and as of the date of this Agreement and as of the date of Closing, or any contract, agreement or instrument to which the Company is a party or by which it is bound or, to the knowledge of the Company and the Management Shareholders, of any provision of any federal, state or local law, rule, statute, regulation, judgment, writ, decree or order applicable to the Company. The execution, delivery and performance of this Agreement and the other agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or contravene or constitute, with or without the passage of time and giving of notice, either a default under any such provision or contract or result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company.

            3.1.12 Contracts and Agreements. All of the Company's material contracts and agreements are identified in Section 3.1.12 of the Disclosure Schedule, including but not limited to, customer contracts, supplier contracts, leases, employment contracts, and distributor agreements. Except for any of the agreements and arrangements described in Section 3.1.12 of the Disclosure Schedule, there are no employment, loan or other agreements, understandings or proposed transactions between the Company and any of its officers, directors, Shareholders, or any affiliate thereof. Except as disclosed in Section 3.1.12 of the Disclosure Schedule, no default with respect to any material contract has occurred or to the best of knowledge of the Company and the Management Shareholders, no such default is threatened or anticipated.

            3.1.13 No Misrepresentations or Omissions; Disclosures. The Company and the Management Shareholders have fully provided NRC with all information, documents, agreements and instruments which are material to the business, operation and financial condition of the Company, all as more particularly described in this Agreement. To the best knowledge of the Company and the Management Shareholders, there has been no failure to disclose any known material fact necessary to make the representations and warranties contained herein not misleading. To the best knowledge of the Company and the Management Shareholders, no representation, warranty or statement by the Company in this Agreement or in the disclosures described in Schedule B to this Agreement or in any certificate furnished or to be furnished to NRC pursuant to this Agreement or any of the other agreements contains or will contain any untrue statement of a material fact or, when taken together, omits or will omit to state any material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

            3.1.14 Assets; Liens. A list of the tangible assets owned or leased by the Company is attached as Section 3.1.14 to the Disclosure Schedule.
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The Company owns its property and assets free and clear of all mortgages, liens, loans, security interests and encumbrances except those matters described in Section 3.1.14 of the Disclosure Schedule. The Company does not lease or license any property or assets other than those properties and assets described in Section 3.1.14 of the Disclosure Schedule. With respect to property leased or licensed, the Company is in compliance with such leases and licenses, no party is in default thereunder and the Company holds a valid leasehold or license interest therein.

            3.1.15 Insurance. The Company maintains such types and amounts of insurance with respect to its business and properties as are customarily carried by persons or entities engaged in the same or similar businesses as the Company. A list of the insurance policies maintained by the Company and delivered to NRC set forth in Section 3.1.15 of the Disclosure Schedule.

            3.1.16 Financial Statements. The Company has furnished to NRC the following Financial Statements:

            (a) The unaudited balance sheets of the Company at June 30, 1994 and June 30, 1993, and the related audited statements of income (loss), shareholders equity and cash for the fiscal years then ended, in each case compiled by the Company; and

            (b) The unaudited balance sheets of the Company at September 30, 1994 and the related unaudited statements of income (loss) for the two month period ended September 30, 1994, in each case prepared and compiled by the Company.

These Financial Statements have been prepared by the Company without audit, review or the assistance of a public accountant or certified public accountant, but to the best knowledge of the Company and the Management Shareholders, (1) are true, correct and complete, (2) have been prepared in accordance with the books and records of the Company, and (3) present fairly the consolidated financial condition and consolidated operating results of the Company as of the date and for the periods indicated, none of which adjustments are or will be materially adverse, in the aggregate. The Company maintains and, for so long as NRC is a holder of any shares of capital stock, will continue to maintain the system of accounting established and administered in accordance with generally accepted accounting principles.

            3.1.17 Taxes and Returns. The Company has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and all such returns are true and correct. The Company has paid or caused to be paid all taxes pursuant to such returns or pursuant to any assessments received by the Company or which the Company is obligated to withhold from amounts owing to any employee, creditor or third party. The income tax returns for the Company have never been audited by any federal, state or local authority and, to the best knowledge of the Company and the Management Shareholders, no audit is pending or threatened.

            3.1.18 Compliance with Law. To the best knowledge of the Company and the Management Shareholders, the Company is in full and strict compliance with all environmental laws and is in material compliance with all other laws, rules, regulations, statutes and provisions applicable to the Company and/or its business and operations, including, without limitation, OSHA, ERISA, labor and employment laws, health laws, property and zoning laws and ordinances, tax laws, securities laws and each and every other law, statute, rule or regulation applicable to the Company.
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            3.1.19 No Undisclosed Liabilities.  Except as disclosed in the balance sheet of the Company for the period ended September 30, 1994 and except as described in Section 3.1.19 of the Disclosure Schedule, the Company has no liabilities, obligations, debts, loans, demands, fines, taxes, tax assessments, interest, remediation liability, warranty claims, accounts payable, claims or penalties and, to the best knowledge of the Company and the Management Shareholders, no basis exists for the creation or imposition of any such debts, liabilities, obligations or claims. To the best knowledge of the Company and Management Shareholders, the Company has not experienced any warranty, service or product claims which are unresolved or likely to result in litigation.

            3.1.20 Material Changes. Except as disclosed in Section 3.1.20 of the Disclosure Schedule, since September 30, 1994, there has not been (1) any material adverse change in the financial condition, results of operation, assets, liabilities, business or prospects of the Company, (2) any liability or obligation of any nature whatsoever (contingent or otherwise) incurred by the Company other than liabilities incurred in the ordinary course of business, and no such liabilities are material to the financial condition or operating results of the Company, (3) any liability or obligation of any nature whatsoever (contingent or otherwise) that is not required under generally accepted accounting principles to be reflected in the Financial Statements of the Company, (4) any asset or property of the Company made subject to a lien, claim, security interest or encumbrance of any kind or nature except as disclosed in Section 3.1.14 of the Disclosure Schedule, (5) any waiver of any valuable right of the Company or any cancellation of any debt or claim held by the Company, (6) any declaration or payment of dividends on or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of capital stock of the Company, or any resolution, agreement or commitment therefore, (7) any issuance of any capital stock, (8) any issuance or grants of any options or rights to acquire capital stock or assets of the Company which have not been canceled prior to the date hereof,
(9) any sale, assignment or transfer of any tangible or intangible assets of the Company except for the licensing of Company software in the ordinary course of the Company's business, (10) any loan by the Company to any officer, director, employee, consultant or Shareholder of the Company, or any agreement or commitment therefor except as described in Section 3.1.12 of the Disclosure Schedule and except for routine travel advances, or any loan or commitment to make a loan to any other third party, (11) any damage, destruction or loss (whether or not covered by insurance) affecting the assets, property, or business of the Company, (12) any other transactions with any Shareholder or any affiliate of any Shareholder, (13) any change in the accounting methods, practices or policies followed by the Company, including any change in the depreciation or amortization policies, any material change in the method in which the Company conducts business or any other significant and material changes applicable to the Company, and/or (14) any material change in the compensation paid to any employee of the Company.

            3.1.21 Company Products. Section 3.1.21 of the Disclosure Schedule lists the products and services of the Company and those products and services of the Company that are currently under development. The products and services of the Company which are currently being sold or licensed by the Company conform in all material respects to the representations and warranties made by the Company to its customers with regard to such products and services. The Company's products and services are applied in diverse applications with rapidly changing requirements which constantly require the Company and its customers to share the cost of modifying the products to serve the needs of the customers. The Company has not experienced any material difficulties in connection with the development of its products and services currently under development and the Company and the Management Shareholders have no reason to
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believe that the Company will be unable to complete the development of the
Company's products and services currently under development, except as set out on Schedule 3.1.21.

            3.1.22 Accounts Receivable and Matters Regarding Customer Claims. The accounts receivable balance of the Company as of September 30, 1994 was $831,677.64 and, to the best knowledge of the Company, except for $59,309.44 owed by Jones Hill, all of such receivables are collectible, subject to any reserve for doubtful accounts that is consistent with past Financial Statement practice. No customer of the Company has canceled any contract or order and there are no current or pending customer claims, requests for returns or credits, or complaints with respect to any products of the Company. The backlog of orders (unearned revenue and customer deposits) for the Company's products as of August 30, 1994 was $468,844.05. The Company, over the past 12 months, has not experienced a material amount of customer claims, returns, credits, complaints or warranty service, and the total spent by the Company on such matters for the 12-month period ended September 30, 1994 did not exceed $40,092.00 plus the expense of programming and support in respect to customer requests.

            3.1.23 Violation of Third Party Agreements. To the best knowledge of the Company and the Management Shareholders, no third party has claimed to the Company or the Management Shareholders or to any other employee of the Company that such shareholder or employee has, with respect to his or her activity on behalf of the Company, violated any of the terms or conditions of any contract, employment or otherwise, he or she had with any third party, or disclosed or utilized any trade secret or proprietary information or documentation of any third party. To the best knowledge of the Company and the Management Shareholders, no person employed by the Company has wrongfully employed, used or disclosed any trade secrets or any confidential information or proprietary or intellectual property of any third person or entity and no person employed by the Company has violated any contractual or other legal obligations that he or she may have had with any third party.

            3.2 Representations of NRC. NRC hereby represents and warrants to the Company and the Shareholders as follows:

            3.2.1 Due Diligence Investigation. NRC has had an opportunity to discuss the Company's business, management and financial affairs with the Management Shareholders and has had the opportunity to inspect the Company's facilities, assets and properties. In making its decision to purchase the Preferred Stock, NRC has relied solely upon the information, representations, warranties and covenants furnished, made or made available by the Company and the Management Shareholders as contained in this Agreement. NRC has made its own independent investigation of the Company and has been furnished by the Company and the Management Shareholders with such information relating to the Company as NRC has requested. Such investigation shall not change, modify or reduce the effect of the representations and warranties set forth in Section
3.1 hereof.

            3.2.2 Preferred Stock Not Registered; Legend.    NRC is acquiring
the Preferred Stock and any Class B Common Stock into which the Preferred Stock may be converted for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. NRC understands that it must bear the economic risk of an investment in the Preferred Stock for an indefinite period of time because the Preferred Stock and the other capital stock of the Company have not been registered under the Securities Act of 1933 or the Alabama Securities Act (the "Security Acts"), and therefore, cannot be sold unless such stock is either subsequently registered under the Securities
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Acts or an exemption from registration is available.  NRC understands that the
Preferred Stock and any Class B Common Stock into which the Preferred Stock may be converted shall contain a legend indicating that the securities are not registered under the Securities Acts and may only be sold pursuant to registration under the Securities Acts (and the state securities laws of other applicable jurisdictions) or an exemption therefrom.

            3.2.3 Organization. NRC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and NRC is duly qualified to do business and is in good standing under the laws of the State of Alabama.

            3.2.4 Authority. NRC has full legal right, power and authority to execute, deliver and perform this Agreement and the other agreements and transactions contemplated hereby. All corporate and other acts or proceedings required to be taken by NRC to authorize the execution, delivery and performance of this Agreement and the other agreements and transactions contemplated hereby have been duly and properly taken.

            3.2.5 Approvals. No approval, authorization, consent, order or action of, or filing with, any person, entity, court, administrative agency or other governmental authority as required for the execution and delivery by NRC of this Agreement or the other agreements and transactions contemplated hereby.

            3.2.6 Validity. This Agreement has been, and the documents to be delivered by NRC at Closing will be duly executed and delivered and constitute lawful, valid, and binding obligations of NRC enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally and to the discretion of a court in granting equitable relief.

            3.2.7 No Breach. The execution and delivery of this Agreement and the other agreements and transactions contemplated hereby are not prohibited by, will not violate or conflict with any provision of, and will not constitute a default under, or a breach of (1) the charter or by-laws of NRC, (2) any contract, agreement or other instrument to which NRC is a party, (3) any order, writ, injunction, decree or judgment of any court or governmental agency, or
(4) any law, rule or regulation applicable to NRC.

4.    Conditions to Closing.

            4.1 Conditions to NRC's Obligation. The obligation of NRC to purchase the Preferred Stock and to otherwise close and consummate this Agreement and the other agreements are subject to the fulfillment on or before the Closing of each of the following conditions by the Company, the Shareholders and the Management Shareholders, the waiver of which shall not be effective against NRC unless in writing:

            4.1.1 Truth of Representations. The representations and warranties of the Company and the Management Shareholders contained in Section 3.1 and elsewhere in this Agreement and the other agreements shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, and the President and Secretary of the Company and each Shareholder shall execute and deliver to NRC a certificate to this effect.

            4.1.2 Performance of Covenants. The Company and the Shareholders shall have performed and complied with all agreements, obligations and
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conditions contained in this Agreement and the other agreements that are required to be performed or complied with by them on or before the Closing, and the President and Secretary of the Company and each and every Shareholder shall deliver to NRC at Closing a certificate to this effect.

            4.1.3 Miscellaneous Deliveries. The Company and/or the Management Shareholders shall have delivered to NRC at the Closing such other certificates, instruments and agreements as NRC or its counsel shall deem reasonably necessary to insure the legal validity of this Agreement and the other agreements, to insure that the conditions set forth herein have occurred and been fulfilled and to otherwise provide for the closing and consummation of this Agreement.

            4.1.4 Articles Filed. The Articles of Amendment to the Articles of Incorporation of the Company attached as Exhibit A shall have been duly and properly filed in the Office of the Probate Court of Jefferson County, Alabama prior to Closing and said Probate Court shall have issued a certificate confirming that said Articles of Amendment have been duly filed in full accordance with applicable law.

            4.1.5 Execution of Employment Agreements. Each Management Shareholder and the Company shall have executed and delivered his Employment Agreement attached as Exhibit C to this Agreement prior to Closing.

            4.1.6 Amendment of By-laws. The By-laws of the Company shall be amended to conform with the requirements of this Agreement and the related agreements herein and shall be in a form substantially similar to Exhibit D.

            4.1.7 Execution of Stock Purchase Option Agreement. The Company, NRC and each Shareholder shall have executed and delivered the Stock Purchase Option Agreement attached as Exhibit E at or before Closing.

            4.1.8 Legal Opinion. NRC shall have received the legal opinion of Ritchie & Rediker, counsel to the Company and the Shareholders, in the form of the opinion attached as Exhibit F to this Agreement.

            4.1.9 No Change in Stock Ownership. There shall have been no change in the stock ownership of the Shareholders. The Company shall not have made any issuances or sold any stock of the Company or granted option, warrant or other right with respect to any stock of the Company.

            4.1.10 Fairness Opinion. NRC shall have received a fairness opinion from The Robinson-Humphrey Company at or before Closing to the effect that the transaction is fair from a financial point of view.

            4.1.11 NRC Board Approval. The execution, delivery and consummation of this Agreement and the other agreements to which NRC is a party shall have been approved by the Board of Directors of NRC.

            4.1.12 Due Diligence Results. NRC and its investment banking firm shall have completed a due diligence review of the Company and its Business, financial information and prospects and shall be reasonably satisfied that the business, financial condition and prospects of the Company have not materially and adversely changed from the date of the execution of this Agreement.

            4.1.13 Settlement of Pending Suit. The Company shall have settled that current lawsuit filed against the Company by HRH in the Circuit Court of Jefferson County, Alabama, Case No. CV94-1591, or such lawsuit must have
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otherwise been dismissed upon terms approved in the sole and arbitrary discretion of NRC.

            4.1.14 Exchange of Common Stock for Class A Common Stock or Options with Respect Thereto. All Shareholders have surrendered their certificates for Common Stock for a like number of shares of Class A Common Stock.

            4.1.15 Board of Directors. The Board of Directors of the Company shall consist of three directors of which Michael J. Mruz shall constitute the director NRC is entitled to elect pursuant to the Articles of Amendment. The by-laws of the Company shall be amended to provide for three directors and to conform the by-laws to the requirements of this Agreement and the agreements related hereto.

            4.1.16 Certified Copies of Resolutions. Certified copies of the resolutions adopted by the Board of Directors and Shareholders of the Company approving this Agreement and transactions contemplated hereby shall be delivered to NRC at Closing.

            4.2 Conditions to Company's Obligation. The obligation of the Company and the Shareholders to sell the Preferred Stock and to otherwise close and consummate this Agreement and the other agreements are subject to the fulfillment on or before the Closing of each of the following conditions by NRC, the waiver of which shall not be effective unless in writing:

            4.2.1 Truth of Representations. The representations and warranties of NRC contained in Section 3.2 and elsewhere in this Agreement and the other agreements shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, and the Chief Executive Officer, President or any Vice-President of NRC shall execute and deliver to the Company a certificate to this effect.

            4.2.2 Performance of Covenants. NRC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and the other agreements that are required to be performed or complied with by it on or before the Closing, and the Chief Executive Officer, President or any Vice-President of NRC shall deliver to the Company at Closing a certificate to this effect.

            4.2.3 Miscellaneous Deliveries. NRC shall have delivered at the Closing such other certificates, instruments and agreements as the Company or the Management Shareholders or their counsel shall deem reasonably necessary to insure the legal validity of this Agreement and the other agreements, to insure that the conditions set forth herein have occurred and been fulfilled and to otherwise provide for the closing and consummation of this Agreement.

            4.2.4 Articles Filed. The Articles of Amendment to the Articles of Incorporation of the Company attached as Exhibit A shall have been duly and properly filed in the Office of the Probate Court of Jefferson County, Alabama and said Probate Court shall have issued a certificate confirming that said Articles of Amendment have been duly filed in full accordance with applicable law. This is not only a condition of the Company and the Management Shareholders, but a covenant, as well, and any failure of this condition shall be deemed a breach of this Agreement by the Company and the Management Shareholders.
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            4.2.5 Employment Agreements.  It shall be a condition to the
Management Shareholders' obligations hereunder that the Employment Agreements attached as Exhibit C be executed and delivered by the Company and NRC.

            4.2.6 Stock Purchase Option Agreement. The Company, NRC and each and every Shareholder shall have executed and delivered the Stock Purchase Option Agreement attached as Exhibit E.

            4.2.7 Legal Opinion. The Company shall have received the Legal Opinion of Lanier Ford Shaver & Payne, counsel to NRC, in the form of the opinion attached as Exhibit G.

            4.2.8 Bank Loan. The Company shall have obtained a bank loan or bank line of credit which is reasonably satisfactory to the Company. The bank loan or line of credit must not require the pledge of personal assets of any Shareholder of the Company but may require the personal guaranty of any of the Management Shareholders. The Company shall not be entitled to reject any bank loan or line of credit for reasons related to interest rate so long as the interest rates offered are no greater than the commercial base rate or prime rate of the lending institution plus 2%. The Company may not reject the bank loan or bank line of credit on the grounds that the repayment terms are unsatisfactory if the repayment terms offered are amortized over a period of at least five years, with no balloon payment until the expiration of one year after the date of the loan.

      5. Post-Closing Covenants of the Parties. The covenants and agreements made in this Section 5 by the Company shall also be deemed made jointly and severally by the Management Shareholders.


            5.1 Independent Accounting Firm. Effective with the Closing, the Company shall employ the independent accounting firm of Ernst & Young to prepare audited year-end financial statements as long as NRC owns any capital stock of the Company. The Company may employ another accounting firm with the consent of NRC if Ernst & Young refuses to audit the financial statements of the Company, provided the Company employs another independent accounting firm acceptable to NRC. The Company shall maintain such accounting systems, engage in such practices and maintain such records as shall be necessary, in the judgment of the Company's independent accounting firm, to provide audited financial statements for each fiscal year of the Company commencing with the year ending June 30, 1995.

            5.2 Financial Reports. For so long as NRC is the holder of any shares of capital stock of the Company and Management Shareholders, the Company will cause the Company to provide to NRC the financial statements, reports and rights described below in this Section 5.2.

            (a) As soon as practicable after the end of each calendar month and each fiscal quarter, respectively, and in any event within 20 days after the end of each month and 20 days after the end of each fiscal quarter, consolidated balance sheets of the Company and any subsidiaries of the Company, as at the end of each such month and quarter, and consolidated statements of income and of sources and applications of funds of the Company and its subsidiaries, if any, for each such month and quarter, and for the current fiscal year to date, prepared by the Company in accordance with generally accepted accounting principles, all in reasonable detail and certified, subject to changes resulting from year-end audit adjustments, provided, however, that such financial statements need not include all footnotes required under generally accepted accounting principles.
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            (b)   As soon as practicable after the end of each fiscal year, and in any event within 60 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and of sources and applications of funds of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the financial statements for the previous fiscal year, all in reasonable detail and audited and delivered to NRC directly by the Company's independent accounting firm, and the audit report and the working papers of such accountant shall also be furnished to NRC.

            (c) Within ten days of its adoption from time to time by the Board of Directors of the Company, and in any event before 30 days prior to the beginning of a fiscal year, an annual budget plan for the next fiscal year which shall include projected reserves, margins, expenses, net profits, capital expenditures, cash flow and balance sheets. In addition, the Company shall each year and as often as circumstances warrant update its business plan for the next five years. The annual budget and updated business plan shall be delivered to NRC in such detail as NRC may reasonably determine.

            (d) The right to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account, and to take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers, all at such times and as often as NRC may reasonably request.

            (e) Such other information as NRC may reasonably request from time to time.

            (f) The Company shall furnish NRC promptly, from time to time, such other reports regarding the operations, business, affairs and financial condition of the Company or its subsidiaries, if any, as the Company or its Board of Directors may prepare for use by the Company's management, such materials to be delivered at least within three days after such materials are delivered to management of the Company.

            5.3 Certain Voting Requirements; No Amendment to Articles of Incorporation. The Shareholders shall not vote their capital stock to amend the Articles of Incorporation or the By-Laws of the Company or to merge, consolidate or reorganize without the prior written consent of NRC, which consent may be withheld in the sole and arbitrary discretion of NRC (except as provided in 5.11 below). The Board of Directors of NRC shall be entitled to nominate and have elected at least one-third of the Company's Board of Directors. Each Shareholder hereby agrees to vote each and every share of his capital stock to nominate and elect NRC's nominees for at least one-third of the members of the Company's Board of Directors. The Shareholders hereby agree to amend this Agreement and the Stock Purchase Option Agreement and to take such other actions as shall insure the continued applicability of this Section
5.3 in the event any provision of applicable law would render void or ineffectual this Section (for example, the 10 year limitation on voting trusts or voting agreements) or otherwise, and they shall vote such capital stock and take such actions prior to any date that this Section would be deemed void or ineffectual.

            5.4 Use of Proceeds. The Company agrees and the Management Shareholders hereby agree to cause the Company to apply the proceeds from the sale of the Preferred Stock only for expenditures that, under generally accepted accounting principles, must be capitalized on the books and records of the Company, including, without limitation, research and development
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
expenditures to complete development of that certain software project known as "TXEN Two-Step," the purchase of new computers and certain other capital expenditures approved by NRC in its reasonable discretion. Specifically, the Company shall be prohibited from using any part of the proceeds to reduce bank debt, reduce any debt owed by the Company to its Shareholders or to any other party or for daily operations. There is hereby excepted from the following restrictions on the use of proceeds the right of the Company to pay $33,333 per year up to $100,000 over three years in reduction of accrued but unpaid salaries due officers of the Company. Upon the Closing of the purchase of stock pursuant to the exercise of NRC's option under the Stock Purchase Option Agreement attached as Exhibit E hereto, all accrued but unpaid salary owed Company employees and all debts owed the Shareholders of the Company shall be paid in full.

            5.5 Special Covenants of Management Shareholders. Each Management Shareholder shall use his best efforts to cause the Company to comply fully with and shall take no action to cause the Company to breach the terms, provisions, restrictions, limitations, representations and warranties contained in this Agreement, the Stock Purchase Option Agreement, Software Development Agreement, Employment Agreements and the other agreements contemplated hereby. Each Management Shareholder hereby covenants and agrees to vote, as a director and shareholder, to insure the Company's performance and NRC's rights hereunder and under the other agreements. The Company agrees to enforce the terms and provisions of the Employment Agreements attached as Exhibit C hereto and shall not waive or amend any provision thereof without the written consent of NRC.

            5.6 Interested Transactions. The Company shall not enter into any Interested Transactions (as herein defined) with the Management Shareholders or Affiliates (as herein defined) without NRC's prior written consent, which may be withheld in the sole discretion of NRC. Notwithstanding the foregoing, this Section shall not prohibit any contract by and between the Company, Management Shareholders or its Affiliates with NRC, such as the Software Design Contract or the other agreements, so long as the Board of Directors of the Company approves the execution thereof by a majority vote, with the NRC Board appointees abstaining. For purposes of this Agreement, the terms "Affiliate" and "Interested Transactions" shall have the following meanings:

                  (a) "Affiliate" shall mean (i) any relative, by blood or marriage, or any spouse, child or dependent of any officer, director, shareholder or employee of the Company or (ii) any corporation (including the Company and its Affiliates), partnership, limited liability company or other entity in which any officer, director, shareholder or employee of the Company (or any of their relatives or Affiliates) has any equity interest or employment or compensation arrangement, whether or not the equity interest is a controlling equity interest, except for the ownership of less than 1% of the outstanding capital stock of a reporting company under the Securities Exchange 1934 Act (the "1934 Act"), and (iii) each and every corporation, partnership, limited liability company and other entity that is controlled by or under common control with the Company or with any director, officer, shareholder, employee or any Affiliate of the Company. "Affiliate" shall also mean any subsidiary of the Company or its Affiliates. "Affiliate" shall not mean NRC and its officers, directors, employees and representatives for any purpose under this Agreement or the other agreements contemplated hereby.

                  (b) "Interested Transactions" shall mean any interested or self-dealing transactions by, between and among any officers, directors, employees and option holders of the Company and their respective Affiliates
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
with the Company or its Affiliates, including, without limitation, transactions covered by Section 10-2A-63 of the Code of Alabama, transactions and conflicting interests described in Division F of Article 8 of the new Alabama Business Corporation Act to become effective January 1, 1995 (including, without limitation, Section 8.60 thereof and any similar sections) and any other transactions, agreements or actions by, between and among the officers, directors, shareholders and employees of the Company (or their respective Affiliates or relatives) with the Company or with any Affiliates of the Company except NRC. A transaction that is otherwise defined herein as an "Interested Transaction" shall not lose its status as an Interested Transaction simply because the Company or its Board of Directors met any applicable standards of conduct or procedures set forth in the current Alabama Business Corporation Act or the Alabama Business Corporation Act to be effective January 1, 1995. Interested Transactions shall not include any transactions between the Company or its Affiliates with NRC or its Affiliates, such as the Software Design Contract.

            5.7 Participation by Patterson in NRC Business Meetings. Beginning January 1, 1995, Thomas L. Patterson agrees to participate in NRC information technology strategic meetings at least three times per calendar year or fiscal year, as determined by NRC. One of the purposes of his participation in these meetings will be to provide advice and consultation, free of charge, to NRC in connection with NRC's information services business. Mr. Patterson's obligation under this Section shall continue until the termination of Mr. Patterson's employment with the Company or any successor in interest to the Company. Such meetings shall be held in Huntsville, Alabama or at any other office location of NRC, as determined by NRC.

            5.8 NRC's Board of Directors Nomination. If NRC exercises and closes its option to purchase all of the capital stock of the Company, pursuant to the Stock Purchase Option Agreement attached as Exhibit E, NRC's Board of Directors and/or management, if legally permissible, will, in good faith, consider nominating Mr. Patterson as an NRC Board member, but only for so long as Mr. Patterson remains an employee of the Company or its successors in interest and so long as his employment with the Company is on a full-time basis. The NRC Board and/or management shall, in good faith, take such actions as shall be reasonably practicable to submit Mr. Patterson's name to the NRC shareholders as a potential Board member of NRC. The obligations of NRC's Board and management under this Section shall be dependent upon the determination of NRC's Board and management, in good faith, that Mr. Patterson qualifies to serve on the Board of NRC.

            5.9 Fees and Expenses. Each party to this Agreement shall pay his or its own legal, accounting and any other expenses and fees in connection with the negotiation, execution and consummation of this Agreement and the other agreements. No party has used or contracted for the services of a broker, finder, or other representations in connection with these transactions for whom a fee or commission is due.

            5.10 Press Releases. The parties shall coordinate any publicity or press releases and other disclosures to third parties concerning this Agreement, the Stock Purchase Option Agreement and the other agreements and matters referenced herein and therein. The Company and the Management Shareholders understand that NRC shall be entitled to make such public disclosures as NRC deems necessary or advisable to fulfill its obligations as a publicly-held Company under the 1934 Act.

            5.11 Authorization and Sale of Addition Shares of Class A Common Stock. In the event the Board of Directors of the Company in good faith
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
recommends to the Shareholders of the Company that the Company should raise additional equity to meet the Company's budget or business plan as prepared in accordance with Section 5.2(c) hereof, NRC will vote its capital stock of the Company in favor of an amendment to the Articles of Incorporation to authorize additional shares of capital stock to be sold to one or more investors, subject, however, to the following conditions:

            (a) Shares authorized for sale to additional investors shall be shares of Class A Common Stock.

            (b) NRC shall have a right to purchase all or any part of the additional shares of Class A Common Stock authorized and offered for sale at the same price and terms as such stock may be offered to any prospective investor. This right of purchase shall be in lieu of the right contained in
Section 3(d) of Article IV of the Amended Articles of Incorporation with respect to the additional shares of Class A Common Stock authorized by the amendment and sold pursuant to this Section 5.11.

            (c) If NRC does not exercise its purchase right with respect to such additional shares authorized, such shares may be sold to one or more investors but only upon condition that the shares are subject to purchase by NRC at the price and upon the terms and conditions as set forth in the Stock Purchase Option Agreement. In this regard, the share certificates issued to any such investor shall bear the restrictive legend referred to in Section 7 of the Stock Purchase Option Agreement. In addition, any such investor shall also be required to agree to the terms and conditions of the Stock Purchase Option Agreement which shall apply to the shares of stock purchased by such investor.

            5.12 Operate in Ordinary Course. From the date hereof and until NRC no longer owns any capital stock of the Company or until the closing of the exercise of NRC's purchase option under Stock Purchase Option Agreement, the Company and each Management Shareholder, as long as such Shareholder is employed by the Company, shall exert its and his best efforts to operate the Business in the ordinary course and preserve the value and good will of the Business and take no action to impair the rights or benefits of NRC intended by this Agreement and the other agreements contemplated hereby.

            5.13 Indemnification by NRC. NRC hereby covenants and agrees to indemnify and hold the Company and the Shareholders harmless from and against any damages, losses, costs, expenses and attorneys' fees arising out of (i) any breach by NRC of any of its representations and warranties set forth in this Agreement and the other agreements contemplated hereby to which it is a party, or (ii) any breach by NRC of its promises, agreements and covenants contained in this Agreement and the other agreements contemplated hereby to which it is a party.

            5.14  Indemnification by Company Shareholders.

                  (a) The Company and the Management Shareholders shall jointly and severally indemnify and hold NRC harmless from and against any and all damages, losses, costs, expenses and attorneys' fees arising out of (i) any breach by the Company and/or any Management Shareholder(s) of any of their representations and warranties set forth in this Agreement and the other agreements to which they are a party, or (ii) any breach by the Company and/or any Management Shareholder(s) of their promises, agreements and covenants contained in this Agreement and the other agreements to which they are a party. Notwithstanding the foregoing, in the event of a breach of the representations and warranties set forth in Section 3.1 of this Agreement, the exclusive remedy of NRC for such breach by the Management Shareholders or the Company shall be
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to rescind the transaction and receive from the Company the entire purchase price of $1,500,000 together with interest from the date of Closing, except that if such breach is by reason of fraud or intentional misrepresentation by the Management Shareholders, NRC, in addition to rescission of the transaction, shall be entitled to recover damages against a Management Shareholder guilty of such fraud or intentional misrepresentation.

                  (b) Each Shareholder, separately, but not jointly, shall indemnify and hold NRC harmless from and against any and all losses, liabilities, claims, costs, expenses and attorneys' fees incurred by NRC as a result of (i) any breach by such Shareholder of the terms and provisions of this Agreement, or (ii) any breach by such Shareholder of the terms and provisions of the Stock Purchase Option Agreement.

            5.15 Stock Sales to Company Employees. Subsequent to the Closing, the Management Shareholders may recontribute to the Company 856,500 shares of their Class A Common Stock which may in turn be sold by the Company to employees of the Company pursuant to a Company stock purchase plan for employees. Alternatively, the Management Shareholders may sell up to 856,500 shares of their Class A Common Stock to the employees of the Company. Any such sales shall be in accordance with the restrictions set forth in the Stock Purchase Option Agreement. The stock sale agreements between the Company or the Management Shareholders and the employees of the Company shall be in a form reasonably satisfactory to NRC and each employee who purchases stock of the Company shall be required to sign an agreement obligating him to sell such stock to NRC on terms and conditions set forth in the Stock Purchase Option Agreement. Sales to employees by the Company shall be pursuant to a written agreement substantially in the form of Exhibit H attached hereto and the agreement of each employee to be bound by the Stock Purchase Option Agreement shall be substantially in the form of Exhibit I attached hereto. If stock sales to employees are made instead by the Management Shareholders, appropriate agreements similar to Exhibits H and I shall be executed by the parties. No stock options or other rights pertaining to the capital stock of the Company shall be granted by the Company and no additional stock shall be issued by the Company except as permitted by this Section and Section 5.11 without the written consent of NRC (which consent may arbitrarily be withheld). Sales of Class A Common Stock to the employees of the Company shall be either by the Company or by the Management Shareholders, but such sales shall not be permitted by both the Company and the Management Shareholders.

            5.16 Software Design Services. The Company shall employ NRC to render software design services during the two year period after the date hereof. NRC shall be paid reasonable compensation for such services and shall receive a minimum of $300,000 for such services. The parties shall exert their best efforts to enter into a contract for such services within 180 days after the date hereof. If the parties are unable to enter into such a contract reasonably satisfactory to both parties, the Company shall pay to NRC the sum of $50,000 as liquidated damages.

      6.    Term, Termination and Dispute Resolution.

            6.1 Term. This Agreement and the agreements, covenants, warrants and representations shall survive the Closing and shall continue for a period of three years after the earlier to occur of the following: (i) NRC ceases to hold any capital stock in the Company or (ii) NRC consummates its purchase option under the Stock Purchase Option Agreement.

            6.2 Cross-Breach Provisions. Any breach of this Agreement shall constitute a breach of the Stock Purchase Option Agreement and any breach of
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the Stock Purchase Option Agreement shall be deemed a breach of this Agreement.
No breach of this Agreement or the Stock Purchase Option Agreement shall constitute a breach of the Software Design Contract unless the parties otherwise mutually agree. No breach by NRC or the Company of this Agreement or the Stock Purchase Option Agreement shall constitute a breach of any Employment Agreement justifying a release of any Management Shareholder of his obligations thereunder.

            6.3   Dispute Resolution.

                  (a)   Any disputes concerning financial calculations such as
(i) the calculation of purchase prices, (ii) conversion rate, (iii) redemption prices, (iv) amounts due under the promissory notes or other monetary obligations owed by the Company or the Management Shareholders and (v) any calculation of any liquidation preference, dividend or distribution payable to the Shareholders and NRC hereunder, under this Agreement, the Stock Purchase Option Agreement, the Articles of Amendment, and any other agreement among the parties shall be determined by the independent accounting firm referred to in
Section 5.1 hereof, whose decision made in good faith shall be final and binding on the parties, absent manifest error. Any other legal proceedings or claims arising out of, related to or in connection with this Agreement, the Stock Purchase Option Agreement and the other agreements shall be brought in any federal or state court of competent jurisdiction in Madison County, Alabama, as determined by the party initiating the proceeding, and the other party hereby consents to the personal jurisdiction of such state and federal courts, waives any objections to the venue thereof and waives any objections as to the convenience of the forum.

      7.    Miscellaneous.

            7.1 Applicable Law. The validity, interpretation and legal effect of this Agreement shall be governed by the internal substantive laws and not the choice of law rules of the State of Alabama. The parties agree that a substantial part of this Agreement will be performed in Alabama and that this choice of law provision is reasonable.

            7.2   Time of Essence.  Time is of the essence hereof.

            7.3 Notices. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, shall be delivered by hand, telecopied or sent by next-day air or by certified mail, return receipt requested, to the following addresses:

     If to NRC:         Nichols Research Corporation
                        404 Memorial Parkway South
                        Huntsville, AL  35802
                        Attention:  President
                        Facsimile #205/880-0367

     With a Copy to:    John R. Wynn, Esq.
                        Lanier Ford Shaver & Payne P.C.
                        P.O. Box 2087
                        Huntsville, AL  35804
                        Facsimile #205/533-9322
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     If to the Company  TXEN, Inc.
     or the Sharehol-   Attention:  President
     ders:              10 Inverness Center Parkway
                        Suite 140
                        Birmingham, Alabama  35242
                        Facsimile #205/980-3648 or 995-8640

     With a copy to:    Thomas A. Ritchie
                        Ritchie & Rediker
                        312 23rd Street, North
                        Birmingham, Alabama  35203-3878

Any of the names and addresses given above may be changed by notice given as provided above. Notices by hand delivery or telecopied shall be deemed received on the date of delivery, provided that notices by hand delivery must be made to an executive officer of the Company or NRC, and provided that notices telecopied must be confirmed received by telephone and followed up by certified mail. Notices sent by next-day air shall be deemed received on the next business day and notices sent by certified mail shall be deemed received on the third business day after posting, even if such next-day air or certified mail is unsuccessful because of an uncommunicated change of address, unclaimed, or refused.

            7.4 Entire Agreement. This Agreement, together with the other agreements, constitute the entire Agreement of the parties and supersedes all prior and contemporaneous oral or written agreements among the parties with respect to the subject matter hereof and thereof and may not be amended or modified except in writing signed by all parties to each agreement.

            7.5 Schedules. Each and every schedule referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each schedule were set forth in full and at length every time it is referred to or otherwise mentioned.

            7.6 Waivers and Amendments. This Agreement or any term hereof may be amended, waived, discharged or terminated only in writing signed by the Company, NRC and the Shareholders or their respective successors and permitted assigns. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement must be in writing and shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement, including the provision(s) that were waived on any prior occasion.

            7.7 Counterparts. This Agreement may be executed in more than one counterpart and each counterpart shall be deemed an original and one in the same instrument.

            7.8 Headings and Construction. The headings in this Agreement are for convenience of reference only and are not part of the substance of this Agreement. The parties acknowledge and agree that this Agreement has been negotiated at arm's length between parties equally sophisticated and knowledgeable in the matters dealt with herein. Each party has been represented by counsel of its or his own choosing. Accordingly, any rule of law, legal decision or rule of construction that would require any ambiguities in this Agreement to be interpreted against the party that drafted it is not applicable and is waived.

            7.9 Business Days. If the time period by which any right, option, or election provided under this Agreement must be exercised or by which any acts or payments required hereunder must be performed or paid, or by which the Closing must be held, expires or occurs on a Saturday, Sunday, or legal or bank holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

            7.10 Survival. This Agreement and the representations, warranties, covenants and promises of the parties herein shall survive the consummation of the transaction contemplated herein and shall survive the execution and delivery of the documents and instruments referenced herein or executed by the parties.

            7.11 Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment of this Agreement shall relieve the assigning party of its representations, warranties, covenants and agreements hereunder and no assignment or delegation of the other agreements referenced herein shall be permitted except as authorized under such other agreements. Notwithstanding the foregoing, this Agreement and the other agreements may not be assigned, in whole or in part, and no party's duties may be delegated, in whole or in part, without the consent of the other parties hereto, which may be arbitrarily withheld, except that this Agreement may be assigned to any successor in interest to NRC by way of merger, consolidation or a sale of all or substantially all of its assets.

            7.12 Access to Information and Confidentiality. Each party will hold and cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all documents and information concerning the parties in connection with the transactions contemplated by this Agreement, except, in connection with the foregoing, to the extent that such information can be shown to have been (i) previously known by a party prior to its disclosure by the other party, (ii) in the public domain through no fault of either party, or (iii) later lawfully acquired by any party from other sources. No party will release or disclose such information to any other person, except in connection with this Agreement to its auditors, financial advisors, other consultants and advisors.

            7.13 Invalidity; Deemed Amendment. It is the desire and intent of the parties to this Agreement that the provisions of this entire Agreement shall be enforced to the fullest extent permissible under the laws of public policies of each jurisdiction in which enforcement is sought. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to provide provisions and/or restrictions to the fullest extent permissible and consistent with applicable law and policies, and such amendment shall apply only with respect to the particular jurisdiction in which such adjudication is made. If such amendment is not allowed by the adjudicating body, the offending provision, only, shall be deleted and the remainder of this Agreement shall not be affected.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    NICHOLS RESEARCH CORPORATION


                                    By:  Louis Rachmeler
                                       --------------------------------
                                       Its: Vice President Acquisitions
                                            ----------------------------

                                    TXEN, INC.

                                    By:  Thomas L. Patterson
                                       --------------------------------
                                          Its:  President
                                              --------------------------

                                    SHAREHOLDERS:

                                      Thomas L. Patterson
                                    -----------------------------------
                                    THOMAS L. PATTERSON


                                      Paul D. Reaves
                                    -----------------------------------
                                    PAUL D. REAVES


                                      Chris H. Horgen
                                    -----------------------------------
                                    CHRIS H. HORGEN